EXHIBIT 7

                             Allegheny Energy, Inc.



                                 Presentation to
                              Citigroup 12th AnnuaL
                     High Yield/Leveraged Finance Conference


                                February 9, 2004





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                  Management is Actively Addressing the Issues


Actions                         Examples
-------                         --------

Fix Internal Controls and       o  Overhauling reporting  policies
Financial Reporting Process        and procedures

                                o Replacing about two-thirds of accounting staff in 2003-2004 to improve in-house capability

                                o  Upgrading accounting and reporting systems


Return to Timely Financial      o  SEC reporting now current:
Reporting                          -  Filed 2002 10-K in September 2003
                                   -  Filed 2003 10-Qs in December 2003-January
                                      2004

                                o  Disclosure review procedure put in place


Improve SEC and Rating          o  Timely and frequent communications
Agency Relationships
                                o  Full disclosure and management access

                                o  Moody's affirmed ratings on January 28, 2004

                                o Received SEC approval to refinance debt on February 4, 2004


Enhance Financial Forecasting   o  Improving forecasting tools

                                o  Enhancing controls to ensure consistency